Exhibit 99

Media	Investors
Janis Smith	Bob Strickland
(415)396-7711	(415)396-0523

Tuesday, January 18, 2005

WELLS FARGO REPORTS RECORD
ANNUAL AND QUARTERLY EARNINGS PER SHARE AND REVENUE

Year 2004 Highlights:

•	Record diluted earnings per share of $4.09, up 12 percent from prior year’s $3.65
•	Record net income of $7.0 billion, up 13 percent from prior year’s $6.2 billion
•	Return on equity of 19.6 percent
•	Record revenue of $30.1 billion, up 6 percent from prior year; 11 percent revenue growth in businesses other than Wells Fargo Home Mortgage
•	Noninterest expense up 2 percent from prior year

Fourth Quarter 2004 Highlights:

•	Record diluted earnings per share of $1.04, up 10 percent from prior year’s $.95
•	Record net income of $1.8 billion, up 10 percent from prior year’s $1.6 billion
•	Record revenue of $8.2 billion, up 10 percent from prior year
•	Strong loan and deposit growth
•	Average loans up 19 percent from prior year
•	Average commercial and commercial real estate loans up 10 percent from prior year
•	Average core deposits up 10 percent from prior year
•	Solid asset quality
•	Nonperforming assets down $90 million, or 5 percent, from prior year
•	Net charge-offs flat from prior year

Selected Financial Information	Full Year			Fourth Quarter
			%			%
Earnings	2004	2003	Change	2004	2003	Change
Diluted earnings per share	$4.09	$3.65	12%	$1.04	$.95	10%
Net income (in millions)	7,014	6,202	13	1,785	1,624	10
Asset Quality
Net charge-offs (in millions)	$1,666	$1,719	(3)	$465	$465	—
Net charge-off rate	.62%	.81%	(23)	.66%	.78%	(15)
Nonperforming assets as % of total loans	.55	.66	(17)	.55	.66	(17)
Other
Revenue (in millions)	$30,059	$28,389	6	$8,168	$7,445	10
Average loans (in billions)	269.6	213.1	26	281.2	236.0	19
Average core deposits (in billions)	223.4	207.0	8	230.2	210.0	10

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share (EPS) of $4.09 for 2004, compared with $3.65 in 2003, up 12 percent. Net income was a record $7.0 billion, up 13 percent from $6.2 billion in 2003. For fourth quarter 2004, net income was a record $1.8 billion, or $1.04 per share, compared with $1.6 billion, or $.95 per share, for fourth quarter 2003, an increase in earnings per share of 10 percent.

      “This was another exceptional year for our company, among the very best not just in financial services but in any industry, with record diluted earnings per share of $4.09, record net income of $7.0 billion and solid market share growth across our more than 80 businesses,” said Chairman and CEO Dick Kovacevich. “Because these results would not have been possible without the customer focus and dedication of our exceptional team, today we’re announcing a special contribution of Wells Fargo common stock to the 401(k) Plan for eligible team members, equaling one percent of a team member’s pay, up to a maximum contribution of $750, totaling $44 million.

      Combined revenue in all of our businesses other than Wells Fargo Home Mortgage (Home Mortgage), which had extraordinary revenue in 2003 due to the refinance boom, grew 11 percent this year - 6 percent including Home Mortgage. In addition to double-digit growth in EPS, we also had double-digit growth in loans and retail core deposits and continued strong credit quality for the year. Even more remarkable, our company has been achieving outstanding results not just for one, two or even five years, as many admired companies have done, but for the past 20 years, through many different economic cycles. In fact, due to our consistent vision, strong culture and time-tested business model, our annual compound growth over the past 20 years has averaged 13 percent in revenue and averaged 14 percent in diluted EPS, and our total annual compound stockholder return has been 23 percent compared with 13 percent for the S&P 500. Our total annual stockholder return has been about 10 percentage points above the S&P 500 for each of the past five, ten, 15 and 20 year periods.

      We have a 20-year history of investing in our company, and 2004 was one of our highest investment years ever. You must reinvest to consistently grow profit and revenue at double-digit rates for 20 years. We achieved record results while making very significant investments throughout the year to benefit the future, including opening 177 new stores, increasing the number of team members serving our customers by over 5,000, adding Wells Fargo stock to every eligible team member’s 401(k) account to thank them for all their efforts, making significant incremental investments in electronic imaging, call centers and other technology projects, integrating acquisitions, and improving future margins by incurring the costs of extinguishing high interest rate debt and selling low interest rate assets. We continued to support our communities by taking a $217 million charitable contribution expense in the fourth quarter, to be funded by tax-advantaged venture capital gains, helping ensure that our Foundation remains well funded for eight to ten years.

      In 2004, we became one of the nation’s 20 largest mutual fund companies with the acquisition of $29 billion in assets under management from Strong Financial Corporation (Strong Financial). Our stock hit a record high close of $63.25 last month. Our solid financial performance enables us to be one of the top givers to non-profits among all U.S. companies. We continue to be the only ‘Aaa’ rated bank in the U.S., the highest possible credit rating. We begin 2005 with good earnings momentum in our major businesses.”

Financial Performance

      “Our financial results for 2004 were outstanding and continued in the fourth quarter with strong earnings per share and accelerated revenue growth,” said Chief Financial Officer Howard Atkins. “Earnings growth was broad based across our businesses led by strong growth in consumer lending, deposits, asset management, commercial lending and consumer finance, and solid results from Home Mortgage.”

      During fourth quarter 2004, the Company made a special 401(k) contribution of $44 million ($.02 EPS) in recognition of our team members’ outstanding performance. In addition, the Company recorded a $217 million ($.08 EPS) charitable contribution expense that is projected to leave the Wells Fargo Foundation well funded for the next eight to ten years. As previously announced, the Company also incurred $19 million ($.01 EPS) in integration expense related to the closing of the Strong Financial transaction in fourth quarter 2004. In 2005, the Company expects integration expense of approximately $.02 per share for the balance of the Strong Financial transaction and for the pending acquisition of Houston-based First Community Capital Corporation. “Although we believe that stock options should not be treated as an expense,” said Atkins, “we will expense stock options as required, beginning July 1, 2005. Using the ‘modified prospective’ method of adoption, we estimate the effect of expensing current outstanding options will reduce earnings by three cents per share for the last half of 2005.”

Revenue

      Revenue of $8.2 billion for fourth quarter 2004 grew $723 million, or 10 percent, from a year ago. “Revenue growth was broad based, with particularly strong growth in consumer lending, deposits, small business banking, credit and debit cards, consumer finance, market-sensitive revenues and mortgage banking,” said Atkins.

      Full-year 2004 revenue of $30 billion - a new record - grew 6 percent from 2003 despite a 37 percent decrease in mortgage originations as the refinance driven market declined from its exceptional 2003 level. Balance sheet repositioning actions during the year, designed to improve earning asset yields and to reduce long-term debt costs, reduced annual revenue growth by approximately one percentage point. For the year, Home Mortgage revenue declined $807 million, or 16 percent, from $5.2 billion in 2003 to $4.4 billion in 2004. Combined revenue of businesses other than Home Mortgage grew 11 percent in 2004 from 2003. On a linked-quarter basis, consolidated revenue increased $850 million, or 12 percent, due to particularly strong growth in trust and investments, consumer loan fees, mortgage banking, equity investments, trading and other capital market activities.

Loans

      Average loans of $281.2 billion in fourth quarter 2004 increased 19 percent from $236.0 billion in fourth quarter 2003, and $6.9 billion, or 10 percent (annualized), on a linked-quarter basis. Average commercial and commercial real estate loans increased $8.6 billion, or 10 percent, from fourth quarter 2003, and loan growth accelerated to 13 percent (annualized), up $3.1 billion, on a linked-quarter basis.

      “For the third straight quarter, commercial loan growth was broad based across virtually all of our businesses, including small business direct, middle market, commercial real estate, leasing, trade finance and asset-based lending,” said Atkins. “We also saw continued

strong demand for consumer credit,” said Atkins. Average consumer loans increased $34.9 billion, or 24 percent, from fourth quarter 2003, and $3.3 billion, or 7 percent (annualized), on a linked-quarter basis. Most of the difference between the linked-quarter and year-over-year growth in both total and consumer loans was due to sales of lower yielding adjustable rate mortgages (ARMs). Home equity, credit card, revolving credit and installment loans grew solidly in fourth quarter 2004.

Deposits

      Average core deposits of $230.2 billion for fourth quarter 2004 grew $20.2 billion, or 10 percent, from fourth quarter 2003, and increased $5.2 billion, or 9 percent (annualized), on a linked-quarter basis. Average mortgage escrow deposits were $14.5 billion for fourth quarter 2004, essentially unchanged from fourth quarter 2003 and third quarter 2004. Average retail core deposits for fourth quarter 2004 grew 10 percent from fourth quarter 2003 and 8 percent (annualized) on a linked-quarter basis. Average consumer checking account balances for fourth quarter 2004 grew 11 percent from fourth quarter 2003.

Net Interest Income

      Net interest income for fourth quarter 2004 increased 10 percent from a year ago. Earning assets for the fourth quarter were up 12 percent from a year ago due to the 19 percent growth in average loans. On a linked-quarter basis, net interest income was up $38 million, or 3 percent (annualized), driven by a 4 percent (annualized) increase in earning assets.

      “Earning asset growth on a linked-quarter basis was below our solid 10 percent (annualized) loan growth due to a $2.5 billion decline in average mortgages held for sale and a $1.3 billion decline in average debt securities available for sale,” said Atkins. The fourth quarter net interest margin remained essentially flat linked-quarter at 4.88 percent in part due to the positive impact of the balance sheet repositioning in 2004. At December 31, 2004, the Company had $1.4 billion in unrealized gains on securities available for sale, unchanged from September 30, 2004.

Noninterest Income

      Noninterest income increased $311 million, or 9 percent, from fourth quarter 2003. “The increase in fee income was driven by growth across our businesses, with particular strength in consumer loans, trust and investments, credit and debit cards, mortgage banking, equity investments and trading activities on behalf of our customers,” said Atkins. These same businesses led to an increase in noninterest income of $812 million, or 28 percent, on a linked-quarter basis. Mortgage banking servicing fees in fourth quarter 2004 included $234 million from a mortgage servicing rights valuation reserve release offset by $189 million of ineffective hedge losses. Despite the reserve release, mortgage servicing rights were valued at 1.15 percent of loans serviced for others, down from 1.18 percent at September 30, 2004.

Noninterest Expense

      Noninterest expense was up $471 million, or 10 percent, from fourth quarter 2003 and $751 million, or 18 percent, on a linked-quarter basis. These increases were primarily due to the $217 million charitable contribution expense, the $44 million special 401(k) contribution, the $19 million Strong Financial integration expense, growth in stores and team members, and a step-up in technology investments for electronic imaging, call centers and other activities in the fourth quarter.

      “Despite the balance sheet repositioning actions taken during the year, which reduced revenue by approximately one percent, and our significant level of investment spending, which will benefit sales and revenue growth going forward, operating leverage improved during 2004 with consolidated revenue growing six percent and consolidated expense up only two percent, including all investment spending,” said Atkins.

Credit Quality

      “Fourth quarter credit results were consistent with our expectations,” said Chief Credit Officer Dave Munio. “Credit losses in the fourth quarter were $465 million (.66 percent of average loans outstanding, annualized), flat to the $465 million (.78 percent) losses a year ago despite a $45 billion increase in average total loans. Total credit losses and loss rates were up from third quarter’s $407 million (.59 percent) due to the expected seasoning in the high-growth consumer portfolios at Wells Fargo Financial and Community Banking.” Total consumer credit loss rates for fourth quarter 2004 were .75 percent, up from .67 percent in third quarter 2004, but down from .91 percent in fourth quarter 2003. The credit loss rate for junior lien mortgages (second mortgage home equity loans and lines) was 19 basis points in fourth quarter 2004, up from 12 basis points in third quarter 2004, but down from 25 basis points in fourth quarter 2003. “The fourth quarter 2004 loss rates in our consumer portfolios were within our expected normal range of losses and reflected the anticipated seasoning of high-growth portfolios,” said Munio.

      “Our credit losses for full-year 2004 were below 2003 and flat compared with 2002 despite significant loan portfolio growth,” said Munio. Credit losses for 2004 were $1.67 billion (.62 percent) compared with $1.72 billion (.81 percent) in 2003 and $1.68 billion (.96 percent) for 2002. “The majority of our loan growth was driven by consumer real estate, which inherently has lower losses that emerge over a longer time frame compared with other consumer products,” he said. “We expect to see total credit losses increase in 2005 due to the seasoning of these portfolios and modest growth in our middle-market Wholesale Banking portfolios. Fourth quarter provision for credit losses matched net charge-offs. We believe the allowance was adequate for losses inherent in the loan portfolios at year-end 2004.”

      “Total nonperforming assets remained stable,” said Munio. At December 31, 2004, they totaled $1.57 billion, or .55 percent of total loans, compared with $1.57 billion (.56 percent) last quarter. “Wholesale Banking nonperformers continued to decline and were down over $300 million during 2004,” continued Munio. “Offsetting this decline was an anticipated increase in consumer nonperformers, where nonperforming status is determined by certain delinquency limits, in our auto and real estate portfolios. These consumer nonperformers have limited loss content based on the strength of the underlying collateral. Consumer delinquencies remained consistent with our credit models, and Wells Fargo’s losses have followed the national trend of lower consumer bankruptcies during 2004.”

Business Segment Performance

      Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income of the three business segments was:

	Full Year			Fourth Quarter
			%			%
Net income (in millions)	2004	2003	Change	2004	2003	Change
Community Banking	$4,967	$4,364	14	$1,238	$1,182	5
Wholesale Banking	1,599	1,446	11	403	382	5
Wells Fargo Financial	507	451	12	129	119	8

      More financial information about the business segments is on pages 27 and 28.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Total revenue	$21,513	$20,713	4	$5,927	$5,408	10
Provision for credit losses	858	892	(4)	232	236	(2)
Noninterest expense	13,077	13,214	(1)	3,814	3,385	13
Net income	4,967	4,364	14	1,238	1,182	5
Average loans (in billions)	$187.0	$143.2	31	$191.7	$162.7	18
Average assets (in billions)	295.8	273.5	8	302.6	278.5	9

•	Record annual net income: $5.0 billion, up 14 percent from 2003
•	Average loans: up 18 percent from fourth quarter 2003
•	Average core deposits: up 10 percent from fourth quarter 2003

      Community Banking reported record net income of $4,967 million for 2004, up 14 percent over 2003. “This outstanding performance was largely due to record core product sales, market share growth across our businesses and the continued exceptional performance of our team members,” said John Stumpf, Group EVP, Community Banking.

      Average loans were $187.0 billion in 2004, up 31 percent from $143.2 billion in 2003. Retail core deposits averaged $183.7 billion in 2004, up 11 percent over the prior year. Revenue in businesses other than Home Mortgage rose 10 percent on higher fee revenue, including deposit service charges, trust and investments, debit and credit cards and insurance. Home Mortgage revenue decreased from 2003, a year of record originations from strong refinancing activity. While total Community Banking noninterest expense included additional investments made in technology, store growth and additional team members, total noninterest expense decreased $137 million, or 1 percent, due to overall expense management, including a reduction in Home Mortgage production costs.

      For fourth quarter 2004, Community Banking reported net income of $1,238 million, compared with $1,182 million in fourth quarter 2003. Revenue increased 10 percent to $5,927 million in fourth quarter 2004 from the same period in 2003, primarily due to higher trust and investment fees, credit and debit card revenue, mortgage banking and other fees. Noninterest expense was $3,814 million in fourth quarter 2004, an increase of $429 million from fourth quarter 2003, and included the $217 million charitable contribution expense, the special 401(k) contribution, as well as expenditures to support technology investments and store growth.

Regional Banking Highlights

•	Record core product sales: 13.9 million, up 18 percent from 2003
•	Average household profit: up 17 percent over 2003
•	Investments for future growth: opened 104 new stores and added 1,800 retail bankers, up 18 percent over 2003
•	Improved customer retention and increased team member engagement in 2004

      “Our talented, motivated and engaged team members achieved record annual core sales in 2004, up 18 percent from 2003, including selling more than one million core products each month during the year, another record,” said Carrie Tolstedt, Group EVP, Regional Banking. “And, one in three of new checking account customers now has a Wells Fargo PackSM – a checking account and at least three other products. This is up from 25 percent in 2003. As a result of strong sales, customer cross-sell reached a record high of 4.6 products per consumer, up from about three in 1998. The number of products sold is important, but even more significant is that our average household profit was up 17 percent from 2003. We invested throughout the year in our business to better serve our customers and generate future growth. We opened 104 new banking stores, added 1,800 retail bankers, and doubled the number of licensed bankers. Our team members are energized to serve our customers, with team member engagement scores now in the 70th percentile in the Gallup data base, up from the 56th percentile in 2003. And, in 2004, customer retention for high value customers improved by six percent.”

Internet Highlights

•	Ranked Best Consumer Internet Bank in the World in 2004 by Global Finance
•	Active online customers of 6.2 million, up 27 percent from the prior year
•	Increased product sales in 2004:
•	Consumer product sales up 42 percent
•	Student loans up 123 percent
•	Personal lines and loans up 142 percent

      Wells Fargo continued to be recognized as the best internet bank and received awards from Global Finance as the “Best Consumer Online Bill Payment & Presentment” in the world, “Best Consumer Online Credit” in North America and “Best Corporation/Institutional Web Site Design” in North America. Additionally, we were ranked the “Number one Internet bank” on Watchfire® GómezPro’s Online Banker Scorecard.

      Active internet customers increased to 6.2 million, up 27 percent from 2003, and an industry-leading 51 percent penetration of our consumer checking accounts. Online bill pay customers increased 35 percent to 2.2 million. Online consumer product sales increased 42 percent.

Home Mortgage and Home Equity Highlights

•	$298 billion of mortgage originations in 2004, third highest ever
•	Record $805 billion owned mortgage servicing portfolio, up 13 percent from 2003
•	Ranked #1 nationally in home equity loan market share for the fourth consecutive year

      “We are very pleased with the overall performance and execution of our home financing businesses in 2004,” said Mark Oman, Group EVP, Home and Consumer Finance. “We saw very strong loan growth with the first mortgage portfolio up 5 percent to $87.7 billion and the second mortgage portfolio up 42 percent to $52.2 billion. With lower refinancing demand in 2004, residential mortgage originations of $298 billion were down 37 percent from the industry record of $470 billion we established in 2003. Nevertheless, in 2004, we saw the benefit of our balanced business model at Home Mortgage, which includes both our residential mortgage servicing business and our residential mortgage origination business. As refinance originations moderated, so did prepayments of our servicing portfolio, resulting in significantly improved servicing profitability.”

      The owned servicing portfolio, including commercial mortgages, grew to a record $805 billion at December 31, 2004, up $95 billion, or 13 percent, from December 31, 2003. The carrying value of mortgage servicing rights at year-end was $7.9 billion, 1.15 percent of loans serviced for others, compared with $6.9 billion, 1.15 percent of loans serviced for others at year-end 2003 and $7.8 billion, 1.18 percent of loans serviced for others at September 30, 2004. The weighted-average note rate declined 15 basis points in 2004 to end the year at 5.75 percent.

      The Company retained the number one market share in home equity in the U.S. for the fourth consecutive year. The home equity portfolio continued to perform better than expected with an average FICO score in the low 720s and an average combined loan to value of 70 percent assuming the entire equity line is drawn down.

Wholesale Banking provides businesses across the United States predominantly with annual sales in excess of $10 million with a complete line of commercial, corporate, treasury management, investment, insurance, capital markets and real estate banking products and services.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Total revenue	$5,279	$4,994	6	$1,356	$1,311	3
Provision for credit losses	62	177	(65)	11	23	(52)
Noninterest expense	2,728	2,579	6	718	694	3
Net income	1,599	1,446	11	403	382	5
Average loans (in billions)	$53.1	$49.5	7	$56.4	$49.8	13
Average assets (in billions)	77.6	75.8	2	81.6	74.8	9

•	Record annual net income: $1.6 billion, up 11 percent from 2003, sixth consecutive year of record earnings
•	Broad-based average loan growth of 20 percent (annualized) from prior quarter
•	#1 market share of “middle market” companies in the West
•	Two-thirds of corporate customers now bank with us actively online through the CEO® (Commercial Electronic Office) portal

•	Acquired $29 billion in assets under management from Strong Financial making Wells Fargo a top 20 mutual fund company

      Wholesale Banking reported record net income of $1,599 million in 2004, an increase of 11 percent over 2003. Average loans rose 7 percent to $53.1 billion in 2004 from $49.5 billion in 2003. The quality of Wholesale Banking’s loan portfolio improved as reflected in a lower level of nonperforming loans and a decrease in net credit losses from the prior year. The provision for credit losses was $62 million in 2004, compared with $177 million a year earlier. Noninterest income was $3,070 million in 2004, compared with $2,766 million in 2003, an increase of 11 percent. The increase in noninterest income included higher fee revenue, insurance brokerage and capital markets activity.

      For fourth quarter 2004, Wholesale Banking net income was $403 million, compared with $382 million in fourth quarter 2003. Average loans increased 13 percent to $56.4 billion in fourth quarter 2004 from the prior year. Wholesale Banking’s fourth quarter 2004 results included a lower level of credit losses, higher capital markets activity and integration charges associated with the Strong Financial transaction.

      “We are very pleased with our results for 2004,” said Dave Hoyt, Group EVP, Wholesale Banking. “Our net income increased 11 percent on a year over year basis. Our team achieved its third consecutive quarter of solid loan growth after a period of virtually flat loan balances for three years. Our businesses delivered double-digit noninterest income growth year over year. We continued to generate growth through solid new customer relationships and our focus on cross sell. We also benefited from exceptionally strong credit results. Wholesale Banking has delivered record profits for six consecutive years and during that time we have grown at a 12 percent compound rate. We’re particularly proud of these long term results as they include a number of years when the economy was very difficult. The acquisition of assets under management from Strong Financial closed at year-end 2004. We have hired 650 of the former Strong Financial employees in Menomonee Falls, Wisconsin and substantially all of the portfolio managers. Wells Fargo mutual funds now total $100 billion in assets under management making us one of the top 20 mutual fund companies in the country.”

      Wells Fargo Financial offers consumer installment and home equity lending, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States, and in Canada, Latin America, the Caribbean, Guam and Saipan.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2004	2003	Change	2004	2003	Change
Total revenue	$3,178	$2,689	18	$860	$734	17
Provision for credit losses	797	623	28	222	176	26
Noninterest expense	1,590	1,343	18	439	370	19
Net income	507	451	12	129	119	8
Average loans (in billions)	$29.5	$20.4	45	$33.1	$23.5	41
Average assets (in billions)	31.2	22.2	41	35.1	25.3	39

•	Record annual net income: $507 million, up 12 percent from 2003
•	Average loans: up 41 percent from fourth quarter 2003

•	Sound credit quality: lower delinquencies and loan loss rates from a year ago
•	Investments for future growth

•	Opened 73 new stores in 2004
•	Added 2,579 team members in 2004, up 16 percent from a year ago

      Wells Fargo Financial reported record net income of $507 million in 2004, up 12 percent from $451 million in 2003. The 2004 results reflected a strong increase in real estate secured loans and auto lending, as average loans reached $29.5 billion, an increase of 45 percent over the prior year. Total revenue rose 18 percent in 2004, reaching $3,178 million, compared with $2,689 million in 2003 on higher net interest income. Wells Fargo Financial’s provision for credit losses was $797 million in 2004, up from $623 million in 2003, reflecting the overall increase in loans and expected seasoning in the loan portfolio. Noninterest expense was $1,590 million in 2004, up from $1,343 million in 2003, reflecting investments in new consumer finance stores and additional team members.

      For fourth quarter 2004, Wells Fargo Financial’s net income was $129 million, compared with $119 million in the same period of 2003, an increase of 8 percent. The fourth quarter 2004 results reflected a 17 percent increase in revenue, primarily in net interest income due to a 41 percent increase in average loans, partially offset by a higher level of noninterest expense and provision for credit losses. Average loans were $33.1 billion in fourth quarter 2004 compared with $23.5 billion in fourth quarter 2003.

      “Our receivables growth of $9.7 billion in 2004 was driven primarily by real estate-secured lending receivables growth of $5.1 billion and auto lending receivables growth of $3.3 billion,” said Tom Shippee, president and CEO of Wells Fargo Financial. “We opened 73 consumer stores and increased our team member total 16 percent. The growth of our business — surpassing half a billion dollars in net earnings for the first time — is the result of our continued investment in the business. We also invested in the systems, governance and infrastructure needed to support our continued asset growth. Losses have increased consistent with the loan growth and product mix. We have maintained consistent credit quality standards and expect a measured increase in losses as the various loan portfolios season. Loss rates by product remained within acceptable and anticipated ranges.”

Recorded Message

      A recorded message reviewing Wells Fargo’s results will be available at 5:30 a.m. Pacific time through January 21, 2005. Dial 800-642-1687 (domestic) or 706-645-9291 (international). Access code 3128015. The call is also available on the internet at www.wellsfargo.com/ir and www.vcall.com.

      The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

      This news release contains forward-looking statements about the Company. Forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance, and assumptions underlying or relating to any of the foregoing. Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,”

“can,” “could,” “may,” “should,” “will,” “would” or similar expressions. Examples of forward-looking statements in this release include statements about future credit losses and credit quality, the estimated impact of expensing stock options on 2005 earnings per share, and the amount of integration expense expected to be incurred in 2005 for the Strong Financial transaction and the pending acquisition of First Community Capital Corporation, and the projected funding needs of the Wells Fargo Foundation over the next eight to ten years.

      Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update them to reflect changes that occur after that date.

      There are several factors—many beyond the Company’s control—that could cause results to differ significantly from the Company’s expectations. Factors such as credit, market, operational, liquidity, interest rate and other risks are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and Annual Report on Form 10-K for the year ended December 31, 2003, including information incorporated into the Form 10-K from the Company’s 2003 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K. See, for example, “Financial Review—Risk Management” included in the 2003 Annual Report to Stockholders and incorporated by reference into the Form 10-K.

      Other factors described in the Form 10-Q and Form 10-K include · business and economic conditions · fiscal and monetary policies · legislation and regulation · disintermediation · competition generally and in light of the Gramm-Leach-Bliley Act · potential dividend restrictions · market acceptance and regulatory approval of new products and services · non-banking activities · reliance on other companies for infrastructure components · integration of acquired companies · attracting and retaining key personnel · stock price volatility. See, for example, “Factors That May Affect Future Results” in the September 30, 2004 Form 10-Q.

      Any factor described in this news release or in any document referred to in this news release, could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

      Wells Fargo & Company is a diversified financial services company with $428 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,000 stores, the internet (wellsfargo.com) and other distribution channels across North America and elsewhere internationally.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended Dec. 31	,	%	Year ended Dec. 31	,	%
(in millions, except per share amounts)	2004	2003	Change	2004	2003	Change

For the Period
Net income	$1,785	$1,624	10%	$7,014	$6,202	13%
Diluted earnings per common share	1.04	.95	10	4.09	3.65	12
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.67%	1.67%	—	1.71%	1.64%	4
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.07	19.20	(1)	19.56	19.36	1
Efficiency ratio (1)	60.9	60.5	1	58.5	60.6	(3)
Total revenue	$8,168	$7,445	10	$30,059	$28,389	6
Dividends declared per common share	.48	.45	7	1.86	1.50	24
Average common shares outstanding	1,692.7	1,690.2	—	1,692.2	1,681.1	1
Diluted average common shares outstanding	1,715.0	1,712.6	—	1,713.4	1,697.5	1
Average loans	$281,167	$235,986	19	$269,570	$213,132	26
Average assets	425,259	384,744	11	410,579	377,613	9
Average core deposits (2)	230,249	210,026	10	223,359	207,046	8
Average retail core deposits (3)	189,788	172,603	10	183,716	165,881	11
Net interest margin	4.88%	4.97%	(2)	4.89%	5.08%	(4)
At Period End
Securities available for sale	$33,717	$32,953	2	$33,717	$32,953	2
Loans	287,586	253,073	14	287,586	253,073	14
Allowance for loan losses	3,762	3,891	(3)	3,762	3,891	(3)
Goodwill	10,681	10,371	3	10,681	10,371	3
Assets	427,849	387,798	10	427,849	387,798	10
Core deposits	229,703	211,271	9	229,703	211,271	9
Stockholders’ equity	37,866	34,469	10	37,866	34,469	10
Capital ratios
Stockholders’ equity to assets	8.85%	8.89%	—	8.85%	8.89%	—
Risk-based capital (4)
Tier 1 capital	8.42	8.42	—	8.42	8.42	—
Total capital	12.08	12.21	(1)	12.08	12.21	(1)
Tier 1 leverage (4)	7.08	6.93	2	7.08	6.93	2
Book value per common share	$22.36	$20.31	10	$22.36	$20.31	10
Team members (active, full-time equivalent)	145,500	140,000	4	145,500	140,000	4
Common Stock Price
High	$64.04	$59.18	8	$64.04	$59.18	8
Low	57.55	51.68	11	54.32	43.27	26
Period end	62.15	58.89	6	62.15	58.89	6

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	Retail core deposits consist of total core deposits excluding Wholesale core deposits and mortgage escrow deposits.
(4)	The December 31, 2004 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions, except per share amounts)	2004	2004	2004	2004	2003

For the Quarter
Net income	$1,785	$1,748	$1,714	$1,767	$1,624
Diluted earnings per common share	1.04	1.02	1.00	1.03	.95
Profitability ratios (annualized)
Net income to average total assets (ROA)	1.67%	1.66%	1.68%	1.84%	1.67%
Net income applicable to common stock to average common stockholders’ equity (ROE)	19.07	19.34	19.57	20.31	19.20
Efficiency ratio (1)	60.9	57.7	58.6	56.4	60.5
Total revenue	$8,168	$7,318	$7,426	$7,147	$7,445
Dividends declared per common share	.48	.48	.45	.45	.45
Average common shares outstanding	1,692.7	1,688.9	1,688.1	1,699.3	1,690.2
Diluted average common shares outstanding	1,715.0	1,708.7	1,708.3	1,721.2	1,712.6
Average loans	$281,167	$274,255	$266,231	$256,448	$235,986
Average assets	425,259	419,636	410,544	386,614	384,744
Average core deposits (2)	230,249	225,027	224,920	213,146	210,026
Average retail core deposits (3)	189,788	186,175	182,613	176,194	172,603
Net interest margin	4.88%	4.89%	4.83%	4.94%	4.97%
At Quarter End
Securities available for sale	$33,717	$35,121	$36,771	$32,857	$32,953
Loans	287,586	279,310	269,731	264,216	253,073
Allowance for loan losses	3,762	3,782	3,940	3,891	3,891
Goodwill	10,681	10,431	10,430	10,403	10,371
Assets	427,849	421,549	420,305	397,354	387,798
Core deposits	229,703	224,946	222,166	220,105	211,271
Stockholders’ equity	37,866	36,680	35,478	35,442	34,469
Capital ratios
Stockholders’ equity to assets	8.85%	8.70%	8.44%	8.92%	8.89%
Risk-based capital (4)
Tier 1 capital	8.42	8.40	8.24	8.48	8.42
Total capital	12.08	12.15	11.86	12.18	12.21
Tier 1 leverage (4)	7.08	6.97	6.84	7.13	6.93
Book value per common share	$22.36	$21.71	$21.03	$20.90	$20.31
Team members (active, full-time equivalent)	145,500	143,700	142,600	139,900	140,000
Common Stock Price
High	$64.04	$59.86	$59.72	$58.98	$59.18
Low	57.55	56.12	54.32	55.97	51.68
Period end	62.15	59.63	57.23	56.67	58.89

(1)	The efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Core deposits consist of noninterest-bearing deposits, interest-bearing checking, savings certificates and market rate and other savings.
(3)	Retail core deposits consist of total core deposits excluding Wholesale core deposits and mortgage escrow deposits.
(4)	The December 31, 2004 ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Dec. 31		,	%	Year ended Dec. 31		,	%
(in millions, except per share amounts)	2004	2003		Change	2004	2003		Change

INTEREST INCOME
Trading assets	$34	$47		(28)%	$145	$156		(7)%
Securities available for sale	485	458		6	1,883	1,816		4
Mortgages held for sale	443	551		(20)	1,737	3,136		(45)
Loans held for sale	87	60		45	292	251		16
Loans	4,542	3,713		22	16,781	13,937		20
Other interest income	44	27		63	129	122		6

Total interest income	5,635	4,856		16	20,967	19,418		8

INTEREST EXPENSE
Deposits	576	377		53	1,827	1,613		13
Short-term borrowings	126	68		85	353	322		10
Long-term debt	477	335		42	1,637	1,355		21
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	32		(100)	—	121		(100)

Total interest expense	1,179	812		45	3,817	3,411		12

NET INTEREST INCOME	4,456	4,044		10	17,150	16,007		7
Provision for credit losses	465	465		—	1,717	1,722		—

Net interest income after provision for credit losses	3,991	3,579		12	15,433	14,285		8

NONINTEREST INCOME
Service charges on deposit accounts	594	595		—	2,417	2,297		5
Trust and investment fees	543	504		8	2,116	1,937		9
Card fees	321	273		18	1,230	1,079		14
Other fees	479	409		17	1,779	1,560		14
Mortgage banking	790	636		24	1,860	2,512		(26)
Operating leases	211	211		—	836	937		(11)
Insurance	265	264		—	1,193	1,071		11
Net gains (losses) on debt securities available for sale	3	(12)		—	(15)	4		—
Net gains from equity investments	170	143		19	394	55		616
Other	336	378		(11)	1,099	930		18

Total noninterest income	3,712	3,401		9	12,909	12,382		4

NONINTEREST EXPENSE
Salaries	1,438	1,351		6	5,393	4,832		12
Incentive compensation	526	483		9	1,807	2,054		(12)
Employee benefits	451	417		8	1,724	1,560		11
Equipment	410	375		9	1,236	1,246		(1)
Net occupancy	301	310		(3)	1,208	1,177		3
Operating leases	164	162		1	633	702		(10)
Other	1,681	1,402		20	5,572	5,619		(1)

Total noninterest expense	4,971	4,500		10	17,573	17,190		2

INCOME BEFORE INCOME TAX EXPENSE	2,732	2,480		10	10,769	9,477		14
Income tax expense	947	856		11	3,755	3,275		15

NET INCOME	$1,785	$1,624		10%	$7,014	$6,202		13%

EARNINGS PER COMMON SHARE	$1.06	$.96		10%	$4.15	$3.69		12%
DILUTED EARNINGS PER COMMON SHARE	$1.04	$.95		10%	$4.09	$3.65		12%
DIVIDENDS DECLARED PER COMMON SHARE	$.48	$.45		7%	$1.86	$1.50		24%
Average common shares outstanding	1,692.7	1,690.2		—%	1,692.2	1,681.1		1%
Diluted average common shares outstanding	1,715.0	1,712.6		—%	1,713.4	1,697.5		1%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in millions, except per share amounts)	2004		2004		2004		2004		2003

INTEREST INCOME
Trading assets	$34		$38		$39		$34		$47
Securities available for sale	485		496		457		445		458
Mortgages held for sale	443		490		470		334		551
Loans held for sale	87		76		66		63		60
Loans	4,542		4,271		4,011		3,957		3,713
Other interest income	44		34		26		25		27

Total interest income	5,635		5,405		5,069		4,858		4,856

INTEREST EXPENSE
Deposits	576		487		394		370		377
Short-term borrowings	126		105		59		63		68
Long-term debt	477		395		390		375		335
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—		—		—		—		32

Total interest expense	1,179		987		843		808		812

NET INTEREST INCOME	4,456		4,418		4,226		4,050		4,044
Provision for credit losses	465		408		440		404		465

Net interest income after provision for credit losses	3,991		4,010		3,786		3,646		3,579

NONINTEREST INCOME
Service charges on deposit accounts	594		618		611		594		595
Trust and investment fees	543		508		530		535		504
Card fees	321		319		308		282		273
Other fees	479		452		437		411		409
Mortgage banking	790		262		493		315		636
Operating leases	211		207		209		209		211
Insurance	265		264		347		317		264
Net gains (losses) on debt securities available for sale	3		10		(61)		33		(12)
Net gains from equity investments	170		48		81		95		143
Other	336		212		245		306		378

Total noninterest income	3,712		2,900		3,200		3,097		3,401

NONINTEREST EXPENSE
Salaries	1,438		1,383		1,295		1,277		1,351
Incentive compensation	526		449		441		391		483
Employee benefits	451		390		391		492		417
Equipment	410		254		271		301		375
Net occupancy	301		309		304		294		310
Operating leases	164		158		156		155		162
Other	1,681		1,277		1,495		1,119		1,402

Total noninterest expense	4,971		4,220		4,353		4,029		4,500

INCOME BEFORE INCOME TAX EXPENSE	2,732		2,690		2,633		2,714		2,480
Income tax expense	947		942		919		947		856

NET INCOME	$1,785		$1,748		$1,714		$1,767		$1,624

EARNINGS PER COMMON SHARE	$1.06		$1.03		$1.02		$1.04		$.96
DILUTED EARNINGS PER COMMON SHARE	$1.04		$1.02		$1.00		$1.03		$.95
DIVIDENDS DECLARED PER COMMON SHARE	$.48		$.48		$.45		$.45		$.45
Average common shares outstanding	1,692.7		1,688.9		1,688.1		1,699.3		1,690.2
Diluted average common shares outstanding	1,715.0		1,708.7		1,708.3		1,721.2		1,712.6

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	December 31	,	%
(in millions, except shares)	2004	2003	Change

ASSETS
Cash and due from banks	$12,903	$15,547	(17)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,020	3,733	34
Trading assets	9,000	8,919	1
Securities available for sale	33,717	32,953	2
Mortgages held for sale	29,723	29,027	2
Loans held for sale	8,739	7,497	17
Loans	287,586	253,073	14
Allowance for loan losses	(3,762)	(3,891)	(3)

Net loans	283,824	249,182	14

Mortgage servicing rights, net	7,901	6,906	14
Premises and equipment, net	3,850	3,534	9
Goodwill	10,681	10,371	3
Other assets	22,491	20,129	12

Total assets	$427,849	$387,798	10%

LIABILITIES
Noninterest-bearing deposits	$81,082	$74,387	9%
Interest-bearing deposits	193,776	173,140	12

Total deposits	274,858	247,527	11
Short-term borrowings	21,962	24,659	(11)
Accrued expenses and other liabilities	19,583	17,501	12
Long-term debt	73,580	63,642	16

Total liabilities	389,983	353,329	10

STOCKHOLDERS’ EQUITY
Preferred stock	270	214	26
Common stock - $1-2/3 par value, authorized 6,000,000,000 shares; issued 1,736,381,025 shares	2,894	2,894	—
Additional paid-in capital	9,806	9,643	2
Retained earnings	26,482	22,842	16
Cumulative other comprehensive income	950	938	1
Treasury stock - 41,789,388 shares and 38,271,651 shares	(2,247)	(1,833)	23
Unearned ESOP shares	(289)	(229)	26

Total stockholders’ equity	37,866	34,469	10

Total liabilities and stockholders’ equity	$427,849	$387,798	10%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions)	2004	2004	2004	2004	2003

ASSETS
Cash and due from banks	$12,903	$13,249	$13,449	$13,972	$15,547
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,020	5,029	4,222	3,206	3,733
Trading assets	9,000	8,107	7,238	10,538	8,919
Securities available for sale	33,717	35,121	36,771	32,857	32,953
Mortgages held for sale	29,723	30,783	39,424	26,361	29,027
Loans held for sale	8,739	8,434	8,156	8,037	7,497
Loans	287,586	279,310	269,731	264,216	253,073
Allowance for loan losses	(3,762)	(3,782)	(3,940)	(3,891)	(3,891)

Net loans	283,824	275,528	265,791	260,325	249,182

Mortgage servicing rights, net	7,901	7,768	8,512	6,097	6,906
Premises and equipment, net	3,850	3,722	3,627	3,545	3,534
Goodwill	10,681	10,431	10,430	10,403	10,371
Other assets	22,491	23,377	22,685	22,013	20,129

Total assets	$427,849	$421,549	$420,305	$397,354	$387,798

LIABILITIES
Noninterest-bearing deposits	$81,082	$79,090	$78,926	$78,253	$74,387
Interest-bearing deposits	193,776	189,697	189,199	170,116	173,140

Total deposits	274,858	268,787	268,125	248,369	247,527
Short-term borrowings	21,962	24,278	29,831	20,397	24,659
Accrued expenses and other liabilities	19,583	20,484	21,266	19,756	17,501
Long-term debt	73,580	71,320	65,605	73,390	63,642

Total liabilities	389,983	384,869	384,827	361,912	353,329

STOCKHOLDERS’ EQUITY
Preferred stock	270	325	387	452	214
Common stock	2,894	2,894	2,894	2,894	2,894
Additional paid-in capital	9,806	9,767	9,744	9,711	9,643
Retained earnings	26,482	25,564	24,669	23,796	22,842
Cumulative other comprehensive income	950	914	735	1,057	938
Treasury stock	(2,247)	(2,436)	(2,537)	(1,984)	(1,833)
Unearned ESOP shares	(289)	(348)	(414)	(484)	(229)

Total stockholders’ equity	37,866	36,680	35,478	35,442	34,469

Total liabilities and stockholders’ equity	$427,849	$421,549	$420,305	$397,354	$387,798

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Dec, 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in millions)	2004		2004		2004		2004		2003

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,967		$4,864		$3,662		$3,509		$3,217
Trading assets	5,040		4,869		5,296		5,946		6,936
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,101		1,132		1,190		1,224		1,278
Securities of U.S. states and political subdivisions	3,624		3,586		3,456		3,338		3,141
Mortgage-backed securities:
Federal agencies	21,916		22,965		20,076		20,635		21,149
Private collateralized mortgage obligations	3,787		3,836		4,077		2,713		2,014

Total mortgage-backed securities	25,703		26,801		24,153		23,348		23,163
Other debt securities (1)	3,246		3,443		3,346		3,543		3,478

Total debt securities available for sale (1)	33,674		34,962		32,145		31,453		31,060
Mortgages held for sale	32,373		34,844		36,782		25,023		41,055
Loans held for sale	8,536		8,276		8,074		7,911		7,373
Loans:
Commercial and commercial real estate:
Commercial	51,896		49,517		48,711		47,305		47,674
Other real estate mortgage	29,412		29,025		28,586		27,801		26,691
Real estate construction	9,246		8,949		8,428		8,264		8,151
Lease financing	5,109		5,084		5,027		5,053		4,508

Total commercial and commercial real estate	95,663		92,575		90,752		88,423		87,024
Consumer:
Real estate 1-4 family first mortgage	86,389		88,689		89,351		86,375		71,402
Real estate 1-4 family junior lien mortgage	50,909		46,367		41,964		38,328		35,152
Credit card	9,706		8,948		8,508		8,338		8,013
Other revolving credit and installment	34,475		34,168		32,975		32,477		31,975

Total consumer	181,479		178,172		172,798		165,518		146,542
Foreign	4,025		3,508		2,681		2,507		2,420

Total loans (2)	281,167		274,255		266,231		256,448		235,986
Other	1,698		1,683		1,702		1,754		1,715

Total earning assets	$367,455		$363,753		$353,892		$332,044		$327,342

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,244		$3,017		$3,011		$2,962		$2,744
Market rate and other savings	125,350		124,090		121,647		117,373		112,392
Savings certificates	18,697		18,490		18,724		19,495		19,949
Other time deposits	30,460		36,089		29,654		22,719		26,382
Deposits in foreign offices	10,026		8,856		9,306		7,171		5,992

Total interest-bearing deposits	187,777		190,542		182,342		169,720		167,459
Short-term borrowings	26,315		29,840		22,689		25,630		28,367
Long-term debt	70,646		65,443		71,085		64,416		58,814
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—		—		—		—		3,591

Total interest-bearing liabilities	284,738		285,825		276,116		259,766		258,231
Portion of noninterest-bearing funding sources	82,717		77,928		77,776		72,278		69,111

Total funding sources	$367,455		$363,753		$353,892		$332,044		$327,342

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,366		$12,704		$12,997		$13,152		$13,083
Goodwill	10,436		10,431		10,413		10,394		10,209
Other	34,002		32,748		33,242		31,024		34,110

Total noninterest-earning assets	$57,804		$55,883		$56,652		$54,570		$57,402

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$82,958		$79,430		$81,538		$73,316		$74,941
Other liabilities	20,336		18,435		17,700		18,572		18,000
Stockholders’ equity	37,227		35,946		35,190		34,960		33,572
Noninterest-bearing funding sources used to fund earning assets	(82,717)		(77,928)		(77,776)		(72,278)		(69,111)

Net noninterest-bearing funding sources	$57,804		$55,883		$56,652		$54,570		$57,402

TOTAL ASSETS	$425,259		$419,636		$410,544		$386,614		$384,744

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Year ended Dec. 31	,
(in millions)	2004	2003

Balance, beginning of period	$34,469	$30,319
Net income	7,014	6,202
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	12	26
Change in valuation allowance related to:
Investment securities and other retained interests	(22)	(117)
Derivative instruments and hedging activities	22	53
Common stock issued	1,446	1,094
Common stock issued for acquisitions	9	651
Common stock repurchased	(2,188)	(1,482)
Preferred stock released to ESOP	265	224
Preferred stock redeemed	—	(73)
Preferred stock dividends	—	(3)
Common stock dividends	(3,150)	(2,527)
Other, net	(11)	102

Balance, end of period	$37,866	$34,469

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in millions)	2004		2004		2004		2004		2003

Commercial and commercial real estate:
Commercial	$54,517		$50,750		$49,962		$48,034		$48,729
Other real estate mortgage	29,804		29,406		28,975		28,323		27,592
Real estate construction	9,025		9,211		8,646		8,259		8,209
Lease financing	5,169		5,075		5,045		5,018		4,477

Total commercial and commercial real estate	98,515		94,442		92,628		89,634		89,007
Consumer:
Real estate 1-4 family first mortgage	87,686		87,587		87,776		90,563		83,535
Real estate 1-4 family junior lien mortgage	52,190		49,557		44,289		40,281		36,629
Credit card	10,260		9,439		8,692		8,357		8,351
Other revolving credit and installment	34,725		34,435		33,458		32,755		33,100

Total consumer	184,861		181,018		174,215		171,956		161,615
Foreign	4,210		3,850		2,888		2,626		2,451

Total loans (net of unearned income)	$287,586		$279,310		$269,731		$264,216		$253,073

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions)	2004	2004	2004	2004	2003

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$345	$382	$422	$514	$592
Other real estate mortgage	229	258	324	263	285
Real estate construction	57	59	72	71	56
Lease financing	68	54	55	74	73

Total commercial and commercial real estate	699	753	873	922	1,006
Consumer:
Real estate 1-4 family first mortgage	386	360	317	281	274
Real estate 1-4 family junior lien mortgage	92	93	86	96	87
Other revolving credit and installment	160	155	97	85	88

Total consumer	638	608	500	462	449
Foreign	21	16	6	3	3

Total nonaccrual loans	1,358	1,377	1,379	1,387	1,458
As a percentage of total loans	.47%	.49%	.51%	.52%	.58%
Foreclosed assets	212	190	235	222	198
Real estate investments	2	2	2	2	6

Total nonaccrual loans and other assets	$1,572	$1,569	$1,616	$1,611	$1,662

As a percentage of total loans	.55%	.56%	.60%	.61%	.66%

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Year ended
	Dec. 31 ,	Sept. 30 ,	Dec. 31 ,	Dec. 31 ,	Dec. 31 ,
(in millions)	2004	2004	2003	2004	2003

Balance, beginning of period	$3,945	$3,940	$3,854	$3,891	$3,819
Allowances related to business combinations/other	5	4	37	8	69
Provision for credit losses	465	408	465	1,717	1,722
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(103)	(98)	(161)	(424)	(597)
Other real estate mortgage	(7)	(4)	(10)	(25)	(33)
Real estate construction	(1)	(1)	(3)	(5)	(11)
Lease financing	(14)	(24)	(10)	(62)	(41)

Total commercial and commercial real estate	(125)	(127)	(184)	(516)	(682)
Consumer:
Real estate 1-4 family first mortgage	(15)	(14)	(15)	(53)	(47)
Real estate 1-4 family junior lien mortgage	(31)	(20)	(23)	(107)	(77)
Credit card	(126)	(109)	(139)	(463)	(476)
Other revolving credit and installment	(250)	(233)	(224)	(919)	(827)

Total consumer	(422)	(376)	(401)	(1,542)	(1,427)
Foreign	(48)	(37)	(30)	(143)	(105)

Total loan charge-offs	(595)	(540)	(615)	(2,201)	(2,214)

Loan recoveries:
Commercial and commercial real estate:
Commercial	33	31	72	150	177
Other real estate mortgage	3	8	4	17	11
Real estate construction	1	3	1	6	11
Lease financing	7	7	2	26	8

Total commercial and commercial real estate	44	49	79	199	207
Consumer:
Real estate 1-4 family first mortgage	2	1	1	6	10
Real estate 1-4 family junior lien mortgage	7	6	1	24	13
Credit card	17	15	13	62	50
Other revolving credit and installment	53	56	51	220	196

Total consumer	79	78	66	312	269
Foreign	7	6	5	24	19

Total loan recoveries	130	133	150	535	495

Net loan charge-offs	(465)	(407)	(465)	(1,666)	(1,719)

Balance, end of period	$3,950	$3,945	$3,891	$3,950	$3,891

Components:
Allowance for loan losses	$3,762	$3,782	$3,891	$3,762	$3,891
Reserve for unfunded credit commitments (1)	188	163	—	188	—

Allowance for credit losses	$3,950	$3,945	$3,891	$3,950	$3,891

Net loan charge-offs (annualized) as a percentage of average total loans	.66%	.59%	.78%	.62%	.81%

(1)	Effective September 30, 2004, we reclassified the portion of the allowance for loan losses related to commercial lending commitments and letters of credit, or $163 million, to other liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions)	2004	2004	2004	2004	2003

Balance, beginning of quarter	$3,945	$3,940	$3,891	$3,891	$3,854
Allowances related to business combinations/other	5	4	(1)	—	37
Provision for credit losses	465	408	440	404	465
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(103)	(98)	(112)	(111)	(161)
Other real estate mortgage	(7)	(4)	(7)	(7)	(10)
Real estate construction	(1)	(1)	—	(3)	(3)
Lease financing	(14)	(24)	(12)	(12)	(10)

Total commercial and commercial real estate	(125)	(127)	(131)	(133)	(184)
Consumer:
Real estate 1-4 family first mortgage	(15)	(14)	(11)	(13)	(15)
Real estate 1-4 family junior lien mortgage	(31)	(20)	(27)	(29)	(23)
Credit card	(126)	(109)	(119)	(109)	(139)
Other revolving credit and installment	(250)	(233)	(212)	(224)	(224)

Total consumer	(422)	(376)	(369)	(375)	(401)
Foreign	(48)	(37)	(30)	(28)	(30)

Total loan charge-offs	(595)	(540)	(530)	(536)	(615)

Loan recoveries:
Commercial and commercial real estate:
Commercial	33	31	44	42	72
Other real estate mortgage	3	8	4	2	4
Real estate construction	1	3	1	1	1
Lease financing	7	7	6	6	2

Total commercial and commercial real estate	44	49	55	51	79
Consumer:
Real estate 1-4 family first mortgage	2	1	2	1	1
Real estate 1-4 family junior lien mortgage	7	6	7	4	1
Credit card	17	15	15	15	13
Other revolving credit and installment	53	56	55	56	51

Total consumer	79	78	79	76	66
Foreign	7	6	6	5	5

Total loan recoveries	130	133	140	132	150

Net loan charge-offs	(465)	(407)	(390)	(404)	(465)

Balance, end of quarter	$3,950	$3,945	$3,940	$3,891	$3,891

Components:
Allowance for loan losses	$3,762	$3,782	$3,940	$3,891	$3,891
Reserve for unfunded credit commitments (1)	188	163	—	—	—

Allowance for credit losses	$3,950	$3,945	$3,940	$3,891	$3,891

Net loan charge-offs (annualized) as a percentage of average total loans	.66%	.59%	.59%	.63%	.78%
Allowance for loan losses:
As a percentage of total loans	1.31%	1.35%	1.46%	1.47%	1.54%
As a percentage of nonaccrual loans	277	275	286	281	267
As a percentage of nonaccrual loans and other assets	239	241	244	242	234
Allowance for credit losses:
As a percentage of total loans	1.37%	1.41%	1.46%	1.47%	1.54%
As a percentage of nonaccrual loans	291	286	286	281	267
As a percentage of nonaccrual loans and other assets	251	251	244	242	234

(1)	Effective September 30, 2004, we reclassified the portion of the allowance for loan losses related to commercial lending commitments and letters of credit, or $163 million, to other liabilities.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Dec. 31		,	%	Year ended Dec. 31		,	%
(in millions)	2004	2003		Change	2004	2003		Change

Service charges on deposit accounts	$594	$595		—%	$2,417	$2,297		5%
Trust and investment fees:
Trust, investment and IRA fees	385	350		10	1,509	1,345		12
Commissions and all other fees	158	154		3	607	592		3

Total trust and investment fees	543	504		8	2,116	1,937		9
Card fees	321	273		18	1,230	1,079		14
Other fees:
Cash network fees	44	44		—	180	179		1
Charges and fees on loans	252	191		32	921	756		22
All other	183	174		5	678	625		8

Total other fees	479	409		17	1,779	1,560		14
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	434	312		39	1,037	(954)		—
Net gains on mortgage loan origination/sales activities	281	229		23	539	3,019		(82)
All other	75	95		(21)	284	447		(36)

Total mortgage banking	790	636		24	1,860	2,512		(26)
Operating leases	211	211		—	836	937		(11)
Insurance	265	264		—	1,193	1,071		11
Trading assets	185	157		18	523	502		4
Net gains (losses) on debt securities available for sale	3	(12)		—	(15)	4		—
Net gains from equity investments	170	143		19	394	55		616
Net gains on sales of loans	4	5		(20)	11	28		(61)
Net gains (losses) on dispositions of operations	(17)	2		—	(15)	29		—
All other	164	214		(23)	580	371		56

Total	$3,712	$3,401		9%	$12,909	$12,382		4%

NONINTEREST EXPENSE

	Quarter ended Dec. 31		,	%	Year ended Dec. 31		,	%
(in millions)	2004	2003		Change	2004	2003		Change

Salaries	$1,438	$1,351		6%	$5,393	$4,832		12%
Incentive compensation	526	483		9	1,807	2,054		(12)
Employee benefits	451	417		8	1,724	1,560		11
Equipment	410	375		9	1,236	1,246		(1)
Net occupancy	301	310		(3)	1,208	1,177		3
Operating leases	164	162		1	633	702		(10)
Outside professional services	229	164		40	669	509		31
Contract services	172	191		(10)	626	866		(28)
Advertising and promotion	144	118		22	459	392		17
Travel and entertainment	130	114		14	442	389		14
Outside data processing	104	98		6	418	404		3
Telecommunications	80	87		(8)	296	343		(14)
Postage	68	71		(4)	269	336		(20)
Charitable donations	224	21		967	248	237		5
Insurance	33	31		6	247	197		25
Stationery and supplies	63	68		(7)	240	241		—
Operating losses	48	44		9	192	193		(1)
Loss (gain) from debt extinguishment	(2)	—		—	174	—		—
Security	41	38		8	161	163		(1)
Core deposit intangibles	33	35		(6)	134	142		(6)
All other	314	322		(2)	997	1,207		(17)

Total	$4,971	$4,500		10%	$17,573	$17,190		2%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30 ,	Mar. 31	,	Dec. 31	,
(in millions)	2004		2004		2004	2004		2003

Service charges on deposit accounts	$594		$618		$611	$594		$595
Trust and investment fees:
Trust, investment and IRA fees	385		366		383	375		350
Commissions and all other fees	158		142		147	160		154

Total trust and investment fees	543		508		530	535		504
Card fees	321		319		308	282		273
Other fees:
Cash network fees	44		47		46	43		44
Charges and fees on loans	252		234		224	211		191
All other	183		171		167	157		174

Total other fees	479		452		437	411		409
Mortgage banking:
Servicing fees, net of amortization and provision for impairment	434		(24)		461	166		312
Net gains (losses) on mortgage loan origination/sales activities	281		212		(52)	98		229
All other	75		74		84	51		95

Total mortgage banking	790		262		493	315		636
Operating leases	211		207		209	209		211
Insurance	265		264		347	317		264
Trading assets	185		94		101	143		157
Net gains (losses) on debt securities available for sale	3		10		(61)	33		(12)
Net gains from equity investments	170		48		81	95		143
Net gains on sales of loans	4		3		—	4		5
Net gains (losses) on dispositions of operations	(17)		—		1	1		2
All other	164		115		143	158		214

Total	$3,712		$2,900		$3,200	$3,097		$3,401

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in millions)	2004		2004		2004		2004		2003

Salaries	$1,438		$1,383		$1,295		$1,277		$1,351
Incentive compensation	526		449		441		391		483
Employee benefits	451		390		391		492		417
Equipment	410		254		271		301		375
Net occupancy	301		309		304		294		310
Operating leases	164		158		156		155		162
Outside professional services	229		165		156		119		164
Contract services	172		154		157		143		191
Advertising and promotion	144		113		118		84		118
Travel and entertainment	130		110		105		97		114
Outside data processing	104		109		106		99		98
Telecommunications	80		73		62		81		87
Postage	68		63		63		75		71
Charitable donations	224		7		10		7		21
Insurance	33		47		96		71		31
Stationery and supplies	63		57		60		60		68
Operating losses	48		45		82		17		44
Loss (gain) from debt extinguishment	(2)		—		176		—		—
Security	41		40		40		40		38
Core deposit intangibles	33		33		34		34		35
All other	314		261		230		192		322

Total	$4,971		$4,220		$4,353		$4,029		$4,500

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended Dec. 31							,
	2004				2003
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,967	2.01%	$26		$3,217	.99%	$8
Trading assets	5,040	2.73	34		6,936	2.72	48
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,101	3.72	10		1,278	4.39	14
Securities of U.S. states and political subdivisions	3,624	8.31	71		3,141	8.02	60
Mortgage-backed securities:
Federal agencies	21,916	6.08	321		21,149	6.25	318
Private collateralized mortgage obligations	3,787	5.35	49		2,014	5.53	27

Total mortgage-backed securities	25,703	5.97	370		23,163	6.19	345
Other debt securities (4)	3,246	7.91	59		3,478	7.69	60

Total debt securities available for sale (4)	33,674	6.32	510		31,060	6.46	479
Mortgages held for sale (3)	32,373	5.48	443		41,055	5.36	551
Loans held for sale (3)	8,536	4.05	87		7,373	3.22	60
Loans:
Commercial and commercial real estate:
Commercial	51,896	5.93	774		47,674	5.93	712
Other real estate mortgage	29,412	5.67	419		26,691	5.25	353
Real estate construction	9,246	5.80	135		8,151	4.96	102
Lease financing	5,109	5.84	75		4,508	6.13	69

Total commercial and commercial real estate	95,663	5.84	1,403		87,024	5.64	1,236
Consumer:
Real estate 1-4 family first mortgage	86,389	5.70	1,233		71,402	5.32	952
Real estate 1-4 family junior lien mortgage	50,909	5.54	709		35,152	5.28	467
Credit card	9,706	11.57	281		8,013	11.85	237
Other revolving credit and installment	34,475	8.99	779		31,975	8.91	716

Total consumer	181,479	6.59	3,002		146,542	6.45	2,372
Foreign	4,025	14.00	141		2,420	17.74	107

Total loans (5)	281,167	6.44	4,546		235,986	6.27	3,715
Other	1,698	4.19	17		1,715	4.31	18

Total earning assets	$367,455	6.16	5,663		$327,342	5.96	4,879

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,244	.68	5		$2,744	.21	1
Market rate and other savings	125,350	.83	262		112,392	.61	172
Savings certificates	18,697	2.32	108		19,949	2.31	116
Other time deposits	30,460	1.98	152		26,382	1.10	73
Deposits in foreign offices	10,026	1.95	49		5,992	.99	15

Total interest-bearing deposits	187,777	1.22	576		167,459	.89	377
Short-term borrowings	26,315	1.90	126		28,367	.95	68
Long-term debt	70,646	2.70	477		58,814	2.27	335
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	—		3,591	3.60	32

Total interest-bearing liabilities	284,738	1.65	1,179		258,231	1.25	812
Portion of noninterest-bearing funding sources	82,717	—	—		69,111	—	—

Total funding sources	$367,455	1.28	1,179		$327,342	.99	812

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.88%	$4,484			4.97%	$4,067

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,366				$13,083
Goodwill	10,436				10,209
Other	34,002				34,110

Total noninterest-earning assets	$57,804				$57,402

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$82,958				$74,941
Other liabilities	20,336				18,000
Stockholders’ equity	37,227				33,572
Noninterest-bearing funding sources used to fund earning assets	(82,717)				(69,111)

Net noninterest-bearing funding sources	$57,804				$57,402

TOTAL ASSETS	$425,259				$384,744

(1)	Our average prime rate was 4.94% and 4.00% for the quarters ended December 31, 2004 and 2003, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.30% and 1.17% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended Dec. 31							,
	2004				2003
			Interest				Interest
	Average	Yields /	income	/	Average	Yields /	income	/
(in millions)	balance	rates	expense		balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,254	1.49%	$64		$4,174	1.16%	$49
Trading assets	5,286	2.75	145		6,110	2.56	156
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,161	4.05	46		1,286	4.74	58
Securities of U.S. states and political subdivisions	3,501	8.00	267		2,424	8.62	196
Mortgage-backed securities:
Federal agencies	21,404	6.03	1,248		18,283	7.37	1,276
Private collateralized mortgage obligations	3,604	5.16	180		2,001	6.24	120

Total mortgage-backed securities	25,008	5.91	1,428		20,284	7.26	1,396
Other debt securities (4)	3,395	7.72	236		3,302	7.75	240

Total debt securities available for sale (4)	33,065	6.24	1,977		27,296	7.32	1,890
Mortgages held for sale (3)	32,263	5.38	1,737		58,672	5.34	3,136
Loans held for sale (3)	8,201	3.56	292		7,142	3.51	251
Loans:
Commercial and commercial real estate:
Commercial	49,365	5.77	2,848		47,279	6.08	2,876
Other real estate mortgage	28,708	5.35	1,535		25,846	5.44	1,405
Real estate construction	8,724	5.30	463		7,954	5.11	406
Lease financing	5,068	6.23	316		4,453	6.22	277

Total commercial and commercial real estate	91,865	5.62	5,162		85,532	5.80	4,964
Consumer:
Real estate 1-4 family first mortgage	87,700	5.44	4,772		56,252	5.54	3,115
Real estate 1-4 family junior lien mortgage	44,415	5.18	2,300		31,670	5.80	1,836
Credit card	8,878	11.80	1,048		7,640	12.06	922
Other revolving credit and installment	33,528	9.01	3,022		29,838	9.09	2,713

Total consumer	174,521	6.38	11,142		125,400	6.85	8,586
Foreign	3,184	15.30	487		2,200	18.00	396

Total loans (5)	269,570	6.23	16,791		213,132	6.54	13,946
Other	1,709	3.81	65		1,626	4.57	74

Total earning assets	$354,348	5.97	$21,071		$318,152	6.16	19,502

FUNDING SOURCES
Deposits:
Interest-bearing checking	$3,059	.44	13		$2,571	.27	7
Market rate and other savings	122,129	.69	838		106,733	.66	705
Savings certificates	18,850	2.26	425		20,927	2.53	529
Other time deposits	29,750	1.43	427		25,388	1.20	305
Deposits in foreign offices	8,843	1.40	124		6,060	1.11	67

Total interest-bearing deposits	182,631	1.00	1,827		161,679	1.00	1,613
Short-term borrowings	26,130	1.35	353		29,898	1.08	322
Long-term debt	67,898	2.41	1,637		53,823	2.52	1,355
Guaranteed preferred beneficial interests in Company’s subordinated debentures	—	—	—		3,306	3.66	121

Total interest-bearing liabilities	276,659	1.38	3,817		248,706	1.37	3,411
Portion of noninterest-bearing funding sources	77,689	—	—		69,446	—	—

Total funding sources	$354,348	1.08	3,817		$318,152	1.08	3,411

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.89%	$17,254			5.08%	$16,091

NONINTEREST-EARNING ASSETS
Cash and due from banks	$13,055				$13,433
Goodwill	10,418				9,905
Other	32,758				36,123

Total noninterest-earning assets	$56,231				$59,461

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$79,321				$76,815
Other liabilities	18,764				20,030
Stockholders’ equity	35,835				32,062
Noninterest-bearing funding sources used to fund earning assets	(77,689)				(69,446)

Net noninterest-bearing funding sources	$56,231				$59,461

TOTAL ASSETS	$410,579				$377,613

(1)	Our average prime rate was 4.34% and 4.12% for the years ended December 31, 2004 and 2003, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.62% and 1.22% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS

(income/expense in millions,	Community		Wholesale		Wells Fargo				Consolidated
average balances in billions)	Banking		Banking		Financial		Other (2)		Company
Quarter ended December 31,	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Net interest income (1)	$3,145	$2,864	$557	$561	$754	$638	$—	$(19)	$4,456	$4,044
Provision for credit losses	232	236	11	23	222	176	—	30	465	465
Noninterest income	2,782	2,544	799	750	106	96	25	11	3,712	3,401
Noninterest expense	3,814	3,385	718	694	439	370	—	51	4,971	4,500

Income (loss) before income tax expense (benefit)	1,881	1,787	627	594	199	188	25	(89)	2,732	2,480
Income tax expense (benefit)	643	605	224	212	70	69	10	(30)	947	856

Net income (loss)	$1,238	$1,182	$403	$382	$129	119	$15	$(59)	$1,785	$1,624

Average loans	$191.7	$162.7	$56.4	$49.8	$33.1	$23.5	$—	$—	$281.2	$236.0
Average assets	302.6	278.5	81.6	74.8	35.1	25.3	6.0	6.1	425.3	384.7
Average core deposits	204.0	186.3	26.1	23.6	.1	.1	—	—	230.2	210.0
Year ended December 31,
Net interest income (1)	$12,153	$11,495	$2,209	$2,228	$2,793	$2,311	$(5)	$(27)	$17,150	$16,007
Provision for credit losses	858	892	62	177	797	623	—	30	1,717	1,722
Noninterest income	9,360	9,218	3,070	2,766	385	378	94	20	12,909	12,382
Noninterest expense	13,077	13,214	2,728	2,579	1,590	1,343	178	54	17,573	17,190

Income (loss) before income tax expense (benefit)	7,578	6,607	2,489	2,238	791	723	(89)	(91)	10,769	9,477
Income tax expense (benefit)	2,611	2,243	890	792	284	272	(30)	(32)	3,755	3,275

Net income (loss)	$4,967	$4,364	$1,599	$1,446	$507	$451	$(59)	$(59)	$7,014	$6,202

Average loans	$187.0	$143.2	$53.1	$49.5	$29.5	$20.4	$—	$—	$269.6	$213.1
Average assets	295.8	273.5	77.6	75.8	31.2	22.2	6.0	6.1	410.6	377.6
Average core deposits	197.8	184.6	25.5	22.3	.1	.1	—	—	223.4	207.0

(1)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment. In general, Community Banking has excess liabilities and receives interest credits for the funding it provides to other segments.
(2)	The other income and expense items principally relate to Corporate level equity investment activities, and other separately identified transactions recorded at the enterprise level, including, for the second quarter of 2004, a $176 million loss on debt extinguishment and, for the fourth quarter of 2003, a $30 million non-recurring loss on sale of a sub-prime credit card portfolio and $51 million of other charges related to employee benefits and software. Average assets principally comprise unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30 ,	Mar. 31	,	Dec. 31 ,
(income/expense in millions, average balances in billions)	2004		2004		2004	2004		2003

COMMUNITY BANKING
Net interest income	$3,145		$3,173		$2,989	$2,846		$2,864
Provision for credit losses	232		199		213	214		236
Noninterest income	2,782		2,079		2,359	2,140		2,544
Noninterest expense	3,814		3,143		3,126	2,994		3,385

Income before income tax expense	1,881		1,910		2,009	1,778		1,787
Income tax expense	643		664		693	611		605

Net income	$1,238		$1,246		$1,316	$1,167		$1,182

Average loans	$191.7		$189.9		$185.9	$180.3		$162.7
Average assets	302.6		303.7		298.8	277.4		278.5
Average core deposits	204.0		199.6		198.9	188.3		186.3
WHOLESALE BANKING
Net interest income	$557		$531		$559	$562		$561
Provision for credit losses	11		10		18	23		23
Noninterest income	799		723		720	828		750
Noninterest expense	718		678		663	669		694

Income before income tax expense	627		566		598	698		594
Income tax expense	224		203		213	250		212

Net income	$403		$363		$385	$448		$382

Average loans	$56.4		$53.7		$52.1	$50.3		$49.8
Average assets	81.6		77.4		75.8	75.7		74.8
Average core deposits	26.1		25.3		25.9	24.7		23.6
WELLS FARGO FINANCIAL
Net interest income	$754		$715		$680	$644		$638
Provision for credit losses	222		199		209	167		176
Noninterest income	106		93		84	102		96
Noninterest expense	439		398		387	366		370

Income before income tax expense	199		211		168	213		188
Income tax expense	70		74		63	77		69

Net income	$129		$137		$105	$136		$119

Average loans	$33.1		$30.7		$28.2	$25.8		$23.5
Average assets	35.1		32.5		29.8	27.4		25.3
Average core deposits	.1		.1		.1	.1		.1
OTHER (1)
Net interest income	$—		$(1)		(2)	$(2)		$(19)
Provision for credit losses	—		—		—	—		30
Noninterest income	25		5		37	27		11
Noninterest expense	—		1		177	—		51

Income (loss) before income tax expense (benefit)	25		3		(142)	25		(89)
Income tax expense (benefit)	10		1		(50)	9		(30)

Net income (loss)	$15		$2		$(92)	$16		$(59)

Average loans	$—		$—		$—	$—		$—
Average assets	6.0		6.0		6.1	6.1		6.1
Average core deposits	—		—		—	—		—
CONSOLIDATED COMPANY
Net interest income	$4,456		$4,418		$4,226	$4,050		$4,044
Provision for credit losses	465		408		440	404		465
Noninterest income	3,712		2,900		3,200	3,097		3,401
Noninterest expense	4,971		4,220		4,353	4,029		4,500

Income before income tax expense	2,732		2,690		2,633	2,714		2,480
Income tax expense	947		942		919	947		856

Net income	$1,785		$1,748		$1,714	$1,767		$1,624

Average loans	$281.2		$274.3		$266.2	$256.4		$236.0
Average assets	425.3		419.6		410.5	386.6		384.7
Average core deposits	230.2		225.0		224.9	213.1		210.0

(1)	The other income and expense items principally relate to Corporate level equity investment activities, and other separately identified transactions recorded at the enterprise level, including, for the second quarter of 2004, a $176 million loss on debt extinguishment and, for the fourth quarter of 2003, a $30 million non-recurring loss on sale of a sub-prime credit card portfolio and $51 million of other charges related to employee benefits and software. Average assets principally comprise unallocated goodwill held at the enterprise level.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (1)

	Quarter ended
	Dec. 31 ,	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,
(in millions)	2004	2004	2004	2004	2003

Mortgage servicing rights:
Balance, beginning of quarter	$9,567	$10,100	$8,270	$8,848	$7,589
Originations	369	465	597	338	674
Purchases	358	261	466	268	410
Amortization	(473)	(411)	(431)	(511)	(459)
Write-down	—	—	—	(169)	—
Other (includes changes in mortgage servicing rights due to hedging)	(355)	(848)	1,198	(504)	634

Balance, end of quarter	$9,466	$9,567	$10,100	$8,270	$8,848

Valuation allowance:
Balance, beginning of quarter	$1,799	$1,588	$2,173	$1,942	$1,824
Provision (reversal of provision) for mortgage servicing rights in excess of fair value	(234)	211	(585)	400	118
Write-down of mortgage servicing rights	—	—	—	(169)	—

Balance, end of quarter	$1,565	$1,799	$1,588	$2,173	$1,942

Mortgage servicing rights, net	$7,901	$7,768	$8,512	$6,097	$6,906

Ratio of mortgage servicing rights to related loans serviced for others	1.15%	1.18%	1.37%	1.00%	1.15%

	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in billions)	2004		2004		2004		2004		2003

Managed servicing portfolio:
Loans serviced for other	$688		$659		$622		$609		$598
Owned loans serviced (portfolio and held for sale)	117		118		127		116		112

Total owned servicing	805		777		749		725		710
Sub-servicing	27		32		32		28		21

Total managed servicing portfolio	$832		$809		$781		$753		$731

Weighted-average note rate (owned servicing only)	5.75%		5.75%		5.75%		5.84%		5.90%

(1)	Consists of residential and commercial mortgage servicing from all Wells Fargo channels.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION AND SERVICING DATA

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in billions)	2004		2004		2004		2004		2003

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$80		$83		$100		$119		$71
Refinances as a percentage of applications	44%		36%		33%		56%		45%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$50		$55		$57		$72		$46

	Quarter ended
	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,
(in billions)	2004		2004		2004		2004		2003

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$30		$29		$45		$30		$31
Correspondent/Wholesale	28		27		39		25		30
Home equity loans and lines	9		10		10		8		8
Wells Fargo Financial	2		2		2		2		2

Total	$69		$68		$96		$65		$71

Year-to-date	$298		$229		$161		$65		$470

(1)	Consists of residential real estate originations from all Wells Fargo channels.